Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of CCS IX Portfolio Holdings, LLC. (the “Company”) for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kimberly Grant and Eric Hall, as the Co-Chief Executive Officers of the Company and Justin Vandenberg, as the Chief Financial Officer of the Company, each hereby certifies, to the best of such officer’s knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kimberly Grant
Name:	Kimberly Grant
Title:	Co-Chief Executive Officer
Date:	August 14, 2026

/s/ Eric Hall
Name:	Eric Hall
Title:	Co-Chief Executive Officer
Date:	August 14, 2026

/s/ Justin Vandenberg
Name:	Justin Vandenberg
Title:	Chief Financial Officer
Date:	August 14, 2026